Exhibit 99.1

Tribune Publishing Company Reports Fourth Quarter And Full-Year 2014 Results And Provides 2015 Full-Year Guidance

2014 Fourth Quarter / Full-Year Results and 2015 Guidance:

  Spin-off completed on August 4, 2014: Full-year results include seven months as a division of Tribune Media and five months as an independent public company
  Fourth Quarter GAAP Revenues $457 million, Income from Operations $36 million, Net Income $15 million and Net Income per Diluted Share of $0.60
  Full-Year GAAP Revenues $1.7 billion, Income from Operations $87 million, Net Income $42 million and Net Income per Diluted Share of $1.66
  Fourth Quarter Non-GAAP Pro Forma Adjusted EBITDA $69 million and Full-Year $160 million
  Full scale, state-of-the-art digital platforms and mobile applications launch complete
  2014 Digital Revenues from all sources were approximately $200 million (excluding the favorable impact of affiliate agreements prior to the corporate transaction modifications), representing more than 11% of Total Revenues
  2015 Guidance: Revenues of $1.65 billion to $1.67 billion and Adjusted EBITDA of $160 million to $170 million

CHICAGO--(BUSINESS WIRE)--March 4, 2015--Tribune Publishing Company (NYSE: TPUB) today reported financial results for its fourth quarter and fiscal year ended December 28, 2014 and issued full-year 2015 guidance. Management uses non-GAAP measures to improve comparability of operating results between 2014 and 2013.

Results Summary
In millions, except per share amounts
	4Q 2014	4Q 2013	FY 2014	FY 2013
GAAP Measures
Revenues	$457	$484	$1,708	$1,795
Income from Operations	36	63	87	167
Net Income	15	33	42	94
Net Income per common share - Diluted	$0.60	$1.29	$1.66	$3.70
2014 Income from Operations for 4Q and full year includes non-recurring spin-related and restructuring expenses of $18 and $41 million, respectively.

Non-GAAP Measures
Adjusted EBITDA	$69	$103	$207	$264
Pro Forma Adjusted EBITDA	69	83	160	179
Fiscal Year Free Cash Flow	na	na	$117	$128
See "Use of Non-GAAP Financial Measures" below and the reconciliations of these non-GAAP measures to the most comparable GAAP measures in the attached schedules.

Tribune Publishing’s Chief Executive Officer Jack Griffin said, “2014 was a watershed year for Tribune Publishing as we became a publicly traded company on August 4 and began executing on our strategy of transformation to a fully diversified, multiplatform media and marketing solutions company.

“In the fourth quarter, Tribune Publishing launched our next-generation digital experience and responsive mobile apps across the Company; we significantly grew our digital-only subscribers and paid digital users, and we undertook a comprehensive zero-based budgeting process that is expected to produce 2015 in-year expense savings of $65 million to $70 million. We ended 2014 with 3.2 million digital registered users, 659,000 paid digital users and 61,000 digital-only subscribers. In addition, total full-year digital revenues from all sources equal approximately $200 million (excluding the favorable impact of affiliate agreements prior to the corporate transaction modifications), representing more than 11% of total revenue. With significant investments behind us, we expect to see growth in digital revenues in 2015.”

FOURTH QUARTER RESULTS

Revenues in fourth quarter 2014 were $457 million compared to $484 million, a decline of 5.5% versus fourth quarter of 2013. Total fourth quarter 2014 Advertising revenues were $266 million compared to $296 million, a decline of 10.4% versus the same quarter in 2013. Excluding the impact of the “corporate transaction modifications,” i.e., the impact of the more favorable terms for CareerBuilder and Cars.com affiliate agreements prior to their amendment in 2014 in connection with corporate transactions, digital classified advertising revenues increased by approximately 2% in the fourth quarter 2014 compared to 2013. Circulation revenues were $111 million, up 1.9% in the quarter compared to 2013. Revenues from Commercial print and delivery were $38 million compared to $47 million, a decline of 19.2% in the fourth quarter of 2014 -- primarily due to changes in one major contract. All other revenues, including Direct mail and marketing, Digital marketing services and Content syndication and other, were $43 million, an increase of 35.3% compared to the fourth quarter of 2013. Revenues from acquired properties in the 2014 fourth quarter totaled $16 million.

Total operating expenses for fourth quarter 2014 were $421 million, flat compared to the year ago quarter, including the impact of expenses from acquired properties, higher expenses related to the spin-off and the corporate transaction modifications to affiliate agreements. Fourth quarter acquired property expenses were $12 million in 2014. In the fourth quarter, circulation distribution and newsprint/ink expenses were $73 million and $36 million, respectively, a total decrease of $10 million from the prior year, a portion of which is volume related. The Company continued to reduce costs in the core business in the 2014 fourth quarter. Excluding circulation distribution and newsprint/ink expenses, acquired property expenses and the impact of items listed in the reconciliations of Adjusted EBITDA and Pro Forma Adjusted EBITDA below, quarter-over-quarter operating expense reductions were $15 million or 5.2% versus 2013. Operating expenses for the 2014 fourth quarter included promotional spending of $5 million related to digital circulation initiatives.

Income from operations for fourth quarter 2014 was $36 million compared to $63 million in the prior year quarter, primarily due to net revenue declines of $26 million described above and flat operating expenses, which included higher depreciation and amortization expenses of $6 million related to the spin-off.

Interest expense, net was $6 million in the fourth quarter.

Net income for the fourth quarter was $15 million compared to $33 million in 2013 and variances are described above.

Pro Forma Adjusted EBITDA for fourth quarter 2014 was $69 million compared to $83 million in the year ago quarter. The major year-over-year variances were:

  Commercial print and delivery declines of approximately $4 million, as discussed above;
  Positive operating income from acquisitions of $4 million;
  Performance in the core business declined approximately $9 million;
  The Company invested $5 million in its 2014 fourth quarter digital circulation initiatives.

2014 FULL-YEAR RESULTS

Revenues in 2014 were $1.708 billion compared to $1.795 billion, a decline of 4.9% compared to 2013.

Total operating expenses in 2014 were $1.621 billion, essentially flat compared to 2013. Full-year acquired property expenses were $26 million in 2014. In 2014, circulation distribution and newsprint/ink expenses were $291 million and $140 million, respectively, a total decline of $41 million compared to 2013, a portion of which was volume related. The Company continued to reduce costs in the core business in 2014. Excluding circulation distribution and newsprint/ink expenses, acquired properties expenses and the impact of items listed in the reconciliations of Adjusted EBITDA and Pro Forma Adjusted EBITDA below, year-over-year operating expense reductions were $52 million or 4.8% in 2014 versus 2013.

Income from operations for 2014 was $87 million compared to $167 million in the prior year, primarily due to net revenue declines, partially offset by lower overall expenses, including the impact of expenses from acquired properties, higher expenses related to the spin-off and corporate transaction modifications to affiliate agreements.

Interest expense, net was $10 million in 2014.

Net income for 2014 was $42 million compared to $94 million in 2013 and variances are described above.

Pro Forma Adjusted EBITDA for 2014 was $160 million compared to $179 million in 2013. The major year-over-year variances were:

  Commercial print and delivery declines of approximately $6 million;
  Positive operating income from acquisitions of $7 million;
  Performance in the core business declined approximately $15 million;
  The Company invested $5 million in its 2014 fourth quarter digital circulation initiatives.

Free Cash Flow was $117 million versus $128 million in 2013. In November 2014, the Company’s Board of Directors declared a quarterly cash dividend of 17.5¢ per share.

Jack Griffin continues, “In 2015, Tribune Publishing will remain vigilant and focused on executing our comprehensive transformational plan, which includes accelerating our transition to digital; diversifying our revenue base; lowering our cost structure; executing accretive acquisitions; and realigning our national sales organization.”

2015 OUTLOOK

The Company expects the following in 2015:

  Total Revenues: $1.65 billion to $1.67 billion,
  Expense reductions in-year: $65 million to $70 million,
  Adjusted EBITDA: $160 million to $170 million,
  Depreciation and amortization: $50 million to $55 million,
  Effective tax rate: 40% to 42%,
  Debt service and mandatory debt amortization: $40 million, and
  Capital expenditures: $30 million.

Conference Call Webcast

The Company’s earnings conference call will be held at 10 a.m. CT today, March 4, and will be accessible live to the public via webcast and on dial-in conference lines. To access the live webcast and view materials related to the earnings announcement, please visit investor.tribpub.com. Participants can pre-register for the call using the following link: http://dpregister.com/10059922. Participants who pre-register will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time. For those who do not pre-register, please dial 1-866-652-5200 in the U.S. or 1-412-317-6060 internationally at least 10 minutes prior to the scheduled start. The conference call will be “listen only” for participants other than Tribune Publishing management and financial analysts. The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until March 12, 2015. To access the replay via telephone, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally, code 10059922.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Tribune Publishing’s financial results, this press release includes references to Adjusted EBITDA, Pro Forma Adjusted EBITDA and Free Cash Flow. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP), and Tribune Publishing’s use of the term Adjusted EBITDA, Pro Forma Adjusted EBITDA and Free Cash Flow may vary from that of others in the Company’s industry. Adjusted EBITDA, Pro Forma Adjusted EBITDA and Free Cash Flow should not be considered as an alternative to net income (loss), income from operations, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Pro Forma Adjusted EBITDA and Free Cash Flow to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding growth in digital revenues, expense savings, its transformational plan and strategies, and its guidance or outlook for 2015. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "continue," "business outlook," "estimate," "outlook," or similar expressions constitute forward-looking statements. Differences in Tribune Publishing's actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s reliance on third-party suppliers for various services; the Company’s ability to adapt to technological changes; adverse results from litigation, governmental investigations or tax-related proceedings or audits; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s ability to attract and retain employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms, and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including its most recent Quarterly Report on Form 10-Q and Registration Statement on Form 10, as amended, effective July 21, 2014 filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT TRIBUNE PUBLISHING

Tribune Publishing Company (NYSE: TPUB) is a diversified media and marketing solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The Company’s diverse portfolio of iconic news and information brands includes 10 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy and El Sentinel, making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing is headquartered in Chicago. For more information, please visit www.tribpub.com.

Exhibits:
Condensed Consolidated and Combined Statements of Income
Notes to Condensed Consolidated and Combined Statements of Income
Condensed Consolidated and Combined Balance Sheets
Non-GAAP Reconciliations - Net Income to Adjusted EBITDA
Non-GAAP Reconciliations - Adjusted EBITDA to Pro Forma Adjusted EBITDA
Non-GAAP Reconciliations – Net Cash Provided by Operating Activities to Free Cash Flow

(TPUB-F)

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Year ended
	December 28,	December 29,	December 28,	December 29,
	2014	2013	2014	2013
Operating revenues: (1)
Advertising	$265,575	$296,332	$961,583	$1,052,877
Circulation	110,795	108,756	434,623	428,615
Other	81,106	78,869	311,772	313,615
Total operating revenues	457,476	483,957	1,707,978	1,795,107

Operating expenses (2)	421,073	421,063	1,621,276	1,628,578

Income from operations	36,403	62,894	86,702	166,529

Loss on equity investments, net	(350)	(323)	(1,180)	(1,187)
Gain on investment transaction	—	—	1,484	—
Interest (expense) income, net	(5,963)	7	(9,801)	14
Reorganization items, net	(250)	(231)	(464)	(270)
Income before taxes	29,840	62,347	76,741	165,086
Income tax expense	14,371	29,656	34,453	70,992
Net income	$15,469	$32,691	$42,288	$94,094

Net income per common share:
Basic	$0.61	$1.29	$1.66	$3.70
Diluted	$0.60	$1.29	$1.66	$3.70

Weighted average shares outstanding:
Basic	25,440	25,424	25,429	25,424
Diluted	25,693	25,424	25,543	25,424

Dividends declared per common share:	$0.175	$—	$0.175	$—

See accompanying pages for notes. Results for 2014 include five months as a stand-alone company, Tribune Publishing Company, and seven months as a division of Tribune Media Company prior to August 2014.

TRIBUNE PUBLISHING COMPANY
NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In thousands)
(Unaudited)
Preliminary

Note (1) - Operating Revenues for the three months and year ended December 28, 2014 and December 29, 2013.

	Three months ended			Year ended
	December 28,	December 29,		December 28,	December 29,
	2014	2013	% Change	2014	2013	% Change
Advertising (1a)
Retail	$149,952	$165,934	(9.6%)	$503,841	$558,355	(9.8%)
National	50,633	61,800	(18.1%)	184,161	213,618	(13.8%)
Classified	64,990	68,598	(5.3%)	273,581	280,904	(2.6%)
Total advertising	265,575	296,332	(10.4%)	961,583	1,052,877	(8.7%)
Circulation	110,795	108,756	1.9%	434,623	428,615	1.4%
Other revenue
Commercial print and delivery	37,968	46,986	(19.2%)	171,760	189,516	(9.4%)
Direct mail and marketing	20,900	19,505	7.2%	73,887	75,495	(2.1%)
Digital marketing services	7,875	4,784	64.6%	24,810	16,059	54.5%
Content syndication and other	14,363	7,594	89.1%	41,315	32,545	26.9%
Total other revenues	81,106	78,869	2.8%	311,772	313,615	(0.6%)
Total operating revenues	$457,476	$483,957	(5.5%)	$1,707,978	$1,795,107	(4.9%)

Note (1a)	Three months ended			Year ended
	December 28,	December 29,		December 28,	December 29,
	2014	2013	% Change	2014	2013	% Change
ROP (Run of Press)	$128,628	$139,327	(7.7%)	$460,826	$508,629	(9.4%)
Preprint	95,114	105,544	(9.9%)	320,604	351,872	(8.9%)
Digital	41,833	51,461	(18.7%)	180,153	192,376	(6.4%)
Total advertising	$265,575	$296,332	(10.4%)	$961,583	$1,052,877	(8.7%)

TRIBUNE PUBLISHING COMPANY
NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (cont.)
(In thousands)
(Unaudited)
Preliminary

Note (2) - Operating Expenses for the three months and year ended December 28, 2014 and December 29, 2013.

	Three months ended			Year ended
	December 28,	December 29,		December 28,	December 29,
	2014	2013	% Change	2014	2013	% Change
Compensation	$160,953	$151,973	5.9%	$596,366	$597,882	(0.3%)
Circulation distribution	72,679	78,320	(7.2%)	291,019	309,310	(5.9%)
Newsprint and ink	35,798	39,940	(10.4%)	139,634	162,196	(13.9%)
Outside services	40,361	33,112	21.9%	125,848	99,684	26.2%
Corporate allocations (2a)	—	33,564	*	90,497	140,786	(35.7%)
Occupancy	15,430	11,675	32.2%	61,118	33,106	84.6%
Promotion and marketing	16,285	13,270	22.7%	55,438	52,007	6.6%
Outside printing and production	14,890	11,288	31.9%	49,285	43,598	13.0%
Affiliate fees	15,127	8,445	79.1%	42,842	31,811	34.7%
Other general and administrative	36,467	32,610	11.8%	137,140	129,767	5.7%
Depreciation and amortization	13,083	6,866	90.5%	32,089	28,431	12.9%
Total operating expenses	$421,073	$421,063	—%	$1,621,276	$1,628,578	(0.4%)

Note (2a)	Three months ended			Year ended
	December 28,	December 29,		December 28,	December 29,
	2014	2013	% Change	2014	2013	% Change
Corporate management fee	$—	$8,828	*	$21,871	$29,450	(25.7%)
Allocated depreciation	—	4,645	*	11,707	17,127	(31.6%)
Shared service centers	—	18,699	*	53,492	87,487	(38.9%)
Other	—	1,392	*	3,427	6,722	(49.0%)
Total corporate allocations	$—	$33,564	*	$90,497	$140,786	(35.7%)

* Represents positive or negative change in excess of 100%

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	December 28,	December 29,
	2014	2013
Assets
Current Assets:
Cash	$36,675	$9,694
Accounts receivable	234,812	251,636
Inventories	16,651	14,222
Deferred income taxes	38,207	37,371
Prepaid expenses and other	26,593	13,570
Total current assets	352,938	326,493
Net Properties	162,345	67,928
Other Assets
Goodwill	41,669	15,331
Intangible assets, net	87,272	60,482
Investments and other assets	42,291	44,132
Total other assets	171,232	119,945
Total assets	$686,515	$514,366

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$17,911	$—
Accounts payable	81,567	36,329
Other	206,510	192,151
Total current liabilities	305,988	228,480
Non-Current Liabilities
Long-term debt	329,613	—
Other non-current liabilities	44,745	61,061
Total non-current liabilities	374,358	61,061

Equity
Total shareholders' equity	6,169	224,825
Total liabilities and equity	$686,515	$514,366

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Net Income to Adjusted EBITDA:

	Three months ended			Year ended
	December 28,	December 29,		December 28,	December 29,
	2014	2013	% Change	2014	2013	% Change
Net income	$15,469	$32,691	(52.7%)	$42,288	$94,094	(55.1%)

Income tax expense	14,371	29,656	(51.5%)	34,453	70,992	(51.5%)
Loss on equity investments, net	350	323	8.4%	1,180	1,187	(0.6%)
Gain on investment transaction	—	—	*	(1,484)	—	*
Interest expense (income), net	5,963	(7)	*	9,801	(14)	*
Reorganization items, net	250	231	8.2%	464	270	71.9%

Income from operations	36,403	62,894	(42.1%)	86,702	166,529	(47.9%)

Depreciation and amortization	13,083	6,866	90.5%	32,089	28,431	12.9%
Allocated depreciation (1)	—	4,645	*	11,707	17,127	(31.6%)
Allocated corporate management fee	—	8,828	*	21,871	29,450	(25.7%)
Spin-related, restructuring and acquisition costs (2)	17,776	14,694	21.0%	40,900	34,046	20.1%
Litigation settlement/reserve (3)	—	3,111	*	2,975	3,111	(4.4%)
Stock-based compensation (4)	1,491	559	*	3,679	1,698	*
Pension credits (5)	—	(5,942)	*	(12,492)	(23,766)	(47.4%)
Intercompany rent (6)	—	7,543	*	19,489	7,543	*

Adjusted EBITDA	$68,753	$103,198	(33.4%)	$206,920	$264,169	(21.7%)

* Represents positive or negative change in excess of 100%

(1) -	Allocated depreciation represents depreciation for primarily technology assets that were used by Tribune Publishing prior to the spin-off. As a result of the spin-off, these technology assets were assigned to Tribune Publishing and the related depreciation is included in post-spin operating results.
(2) -	Spin-related, restructuring and acquisition costs include costs related to Tribune Publishing's internal restructuring, the distribution and separation from Tribune Media Company (“TCO”) and acquisitions.
(3) -	Adjustment to litigation settlement.
(4) -	Stock-based compensation is due to Tribune Publishing's and TCO's equity compensation plans and is included for comparative purposes.
(5) -	Pension credits are due to allocations from TCO for Tribune Publishing employees' defined benefit plan. As part of the spin-off, TCO retained this plan.
(6) -	Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements. For 2013, rent expense for these leases was not recorded until the fourth quarter because although the properties subject to related party leases are legally owned by holding companies controlled by TCO, Tribune Publishing determined that pursuant to the terms of the leases, it maintained forms of continuing involvement with the properties, which, pursuant to ASC Topic 840, “Leases,” precluded Tribune Publishing from derecognizing those properties from its combined financial statements. As a result, Tribune Publishing continued to account for and depreciate the carrying values of the transferred properties subject to related party leases until December 1, 2013 when, due to modifications to certain provisions of the leases, Tribune Publishing derecognized the properties from its financial statements and began accounting for these related party operating leases on December 1, 2013. Because of the difference in accounting for the periods presented, intercompany rent expense is added back to net income for the 2014 periods prior to the spin-off for better comparability between the periods presented. The Company began making rent payments effective with the spin-off.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA:

	Three months ended		Year ended
	December 28,	December 29,	December 28,	December 29,
	2014	2013	2014	2013

Adjusted EBITDA	$68,753	$103,198	$206,920	$264,169

Modified affiliate agreement - CareerBuilder	—	(3,000)	(9,000)	(17,000)
Modified affiliate agreement - Cars.com	—	(3,000)	(12,000)	(15,000)
Public company costs	—	(7,000)	(10,000)	(25,000)
Incremental rent	—	(7,000)	(16,339)	(28,000)

Pro Forma Adjusted EBITDA	$68,753	$83,198	$159,581	$179,169

Adjusted EBITDA

Adjusted EBITDA is defined as net income before income taxes, interest income, interest expense, depreciation and amortization, income and losses from equity investments, corporate management fee from TCO, pension credits, stock-based compensation, certain unusual and non-recurring items (including spin-related costs) and reorganization items. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. Management believes the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA after taking into consideration rental expenses and estimated public company costs incurred post-spin, and reductions for partial economics on reasonable-case modified affiliate agreements for digital products, including CareerBuilder.com and Cars.com. Management believes the presentation of Pro Forma Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company and includes elements used as the basis for forecasting going forward. Management believes this measure improves the understanding and comparability of future results by providing quantitative estimates for historical periods presented.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Year ended
	December 28,	December 29,
	2014	2013

Net cash provided by operating activities	$139,127	$147,719

Less: Capital expenditures	22,268	19,736

Free Cash flow	$116,859	$127,983

Free Cash flow

Free Cash flow is defined as cash provided by operating activities less capital expenditures. The Company uses Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common shareholders.

CONTACT:
Tribune Publishing Company
Investor Contacts:
Sandy Martin, 469-528-9360
smartin@tribpub.com
or
Jenni Gilmer, 469-528-9357
jgilmer@tribpub.com
or
Press Contacts:
Matthew Hutchison, 312-222-3305
matt.hutchison@tribpub.com
or
Dana Meyer, 312-222-3308
dmeyer@tribpub.com